Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the Open Lending Corporation 2020 Stock Option and Incentive Plan of Open Lending Corporation of our report dated March 18, 2020, with respect to the consolidated financial statements of Open Lending, LLC included in Amendment No. 1 to the Registration Statement (Form S-1 No. 333-239616) and related Prospectus of Open Lending Corporation , filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

Austin, Texas

November 27, 2020